Exhibit 99.2

LEO HOLDINGS CORP. ANNOUNCES EXTRAORDINARY GENERAL MEETING DATE

TO APPROVE PROPOSED BUSINESS COMBINATION WITH QUESO HOLDINGS INC.’S BUSINESS TO FORM CHUCK E. CHEESE BRANDS INC.

Extraordinary General Meeting to be held on July 30, 2019

(London, UK) – July 8, 2019 – Leo Holdings Corp. (NYSE: LHC) (the “Company”) announced that it has scheduled the extraordinary general meeting of its shareholders (the “Extraordinary Meeting”) to approve the proposed business combination (the “Business Combination”) between the Company and Queso Holdings Inc. (“Queso”), the parent company of CEC Entertainment, Inc., for July 30, 2019. The Business Combination will result in the formation of Chuck E. Cheese Brands Inc. (“New CEC”). The Company also announced that it has filed its definitive proxy statement for the Extraordinary Meeting and commenced mailing on July 8, 2019 to its shareholders of record as of June 21, 2019, the record date for the Extraordinary Meeting. The closing of the Business Combination is subject to approval of the Company’s shareholders and the satisfaction of other customary closing conditions and is expected to close promptly after the Extraordinary Meeting. Shareholders of the Company must complete the procedures for electing to redeem their public shares in the manner described definitive proxy statement prior to 5:00 p.m., Eastern Time, on July 26, 2019 (two business days before the Extraordinary Meeting) in order for their shares to be redeemed.

About CEC Entertainment, Inc.:

CEC Entertainment, Inc. is the nationally recognized leader in family dining and entertainment with both its Chuck E. Cheese and Peter Piper Pizza venues. As America’s #1 place for birthdays and the place Where A Kid Can Be A Kid®, Chuck E. Cheese’s goal is to create positive, lifelong memories for families through fun, play and delicious handmade pizza. With the first-of-its-kind gaming experience, All You Can Play, kids have access to play every game at Chuck E. Cheese, as many times as they want on any day, without any restrictions. Committed to providing a fun, safe environment, Chuck E. Cheese helps protect families through industry-leading programs such as Kid Check®. As a strong advocate for its local communities, Chuck E. Cheese has donated more than $16 million to schools through its fundraising programs and supports its new national charity partner, Boys and Girls Clubs of America. Peter Piper Pizza features dining, entertainment and carryout with a neighborhood pizzeria feel and “pizza made fresh, families made happy” culture. Peter Piper Pizza takes pride in delivering quality food and fun that reconnects family and friends. With a bold design and contemporary layout, an open kitchen revealing much of their handcrafted food preparation, the latest technology and games, and beer and wine for adults, Peter Piper Pizza restaurants appeal to parents and kids alike. As of December 30, 2018, the Company and its franchisees operated a system of 609 Chuck E. Cheese and 141 Peter Piper Pizza venues, with locations in 47 states and 14 foreign countries and territories. For more information, visit chuckecheese.com and peterpiperpizza.com.

About Leo Holdings Corp.:

Leo Holdings Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Important Information About the Proposed Transaction and Where to Find It:

In connection with the Business Combination, a registration statement on Form S-4 of the Company (the “Registration Statement”) has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”), which includes a combined prospectus of the Company with respect to the securities to be issued in connection with Business Combination and a definitive proxy statement of the Company with respect to the Extraordinary Meeting. The Company’s shareholders and other interested persons are advised to read the Registration Statement and combined proxy statement/prospectus contained therein and any documents filed in connection therewith, as these materials will contain important information about the Company, Queso, and the Business Combination. The combined proxy statement/prospectus will be mailed to the Company’s shareholders on July 8, 2019 to the Company’s shareholders of record as of June 21, 2019. Shareholders will also be able to obtain copies of the Registration Statement and other relevant documents filed with the SEC, without charge, at the SEC’s web site at www.sec.gov, or by directing a request to Leo Holdings Corp., 21 Grosvenor Place, London, SW1X 7HF.

Participants in the Solicitation:

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed Business Combination. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Leo Holdings Corp., 21 Grosvenor Place, London, SW1X 7HF.

Queso and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed Business Combination. Information regarding the participants and their interests in the proposed transaction is also contained in the Registration Statement.

Forward-Looking Statements:

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of the businesses of the Company, and Queso may differ from their actual results and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance including projected financial information (which is not audited or reviewed by auditors) and anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction, and the timing of the completion of the proposed transaction. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of the Company and Queso and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination agreement (the “Business Combination Agreement”), by and among the Company, Queso, AP VIII CEC Holdings, L.P., a Delaware limited partnership and solely for purposes of Section 7.14(f) and 10.2(i) of Business Combination Agreement, Leo Investors Limited Partnership, a Cayman limited partnership, (2) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the Business Combination Agreement and the transactions contemplated therein; (3) the inability to complete the proposed transaction, including due to failure to obtain approval of the shareholders of the Company or other conditions to closing in the Business Combination Agreement; (4) the occurrence of any event, change, or other circumstance that could give rise to the termination of the Business Combination Agreement or could otherwise cause the transaction to fail to close; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the Business Combination; (6) the inability to obtain or maintain the listing of New CEC’s securities on NYSE following the Business Combination; (7) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (8) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of New CEC to grow and manage growth profitably and retain its key employees; (9) costs related to the Business Combination; (10) changes in applicable laws or regulations; (11) the demand for New CEC’s services together with the possibility that New CEC may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties included in (x) the “Risk Factors” sections of the most recent Annual Report on Form 10-K filed with the SEC by the Company and the Registration Statement and (y) other documents filed or to be filed with the SEC by the Company. The Company cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company and Queso do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based.

No Offer or Solicitation:

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contacts

For Queso Holdings Inc.

Investors

Jim Howell

Chief Financial Officer

CEC Entertainment, Inc.

(972) 258-8507

Raphael Gross, ICR

(203) 682-8253

Raphael.Gross@icrinc.com

Media

Liz DiTrapano, ICR

(646) 277-1226

Liz.DiTrapano@icrinc.com

For Leo Holdings Corp.

Investors

Sherif Guirgis

(310) 800-1005

guirgis@lioncapital.com

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